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EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

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1A-11-1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated October 5, 2020 relating to the balance sheet of 370 Markets LLC as of June 29, 2020 (inception) and the related notes to the financial statements.

/s/ Artesian CPA, LLC

Denver, CO

December 11, 2020

1A-11-2